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                               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2004
                                                                                                         REGISTRATION NO. 333-113615

====================================================================================================================================

                                          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549


                                                    PRE-EFFECTIVE AMENDMENT NO. 1
                                                                 TO
                                                              FORM SB-2
                                                    REGISTRATION STATEMENT UNDER
                                                     THE SECURITIES ACT OF 1933


                                               FIRST FEDERAL FINANCIAL SERVICES, INC.
                                           (Name of Small Business Issuer in Its Charter)

               FEDERAL                                            6712                                       37-1413556
   (State or Other Jurisdiction of                    (Primary Standard Industrial                        (I.R.S. Employer
   Incorporation or Organization)                      Classification Code Number)                     Identification Number)

                                                        300 ST. LOUIS STREET
                                                    EDWARDSVILLE, ILLINOIS 62025
                                                           (618) 656-6200
                                    (Address and Telephone Number of Principal Executive Offices)

                                                        300 ST. LOUIS STREET
                                                    EDWARDSVILLE, ILLINOIS 62025
                                              (Address of Principal Place of Business)

                                                           LARRY W. MOSBY
                                                        300 ST. LOUIS STREET
                                                    EDWARDSVILLE, ILLINOIS 62025
                                                           (618) 656-6200
                                      (Name, Address and Telephone Number of Agent for Service)

                                                             COPIES TO:
                                                      ROBERT B. POMERENK, ESQ.
                                                         STEVE LANTER, ESQ.
                                                 LUSE GORMAN POMERENK & SCHICK, P.C.
                                               5335 WISCONSIN AVENUE, N.W., SUITE 400
                                                       WASHINGTON, D.C. 20015
                                                           (202) 274-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


                                                    CALCULATION OF REGISTRATION FEE
======================================== =================== ==================== ==================== =====================

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE          OFFERING PRICE    REGISTRATION FEE(2)
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

Common Stock, $0.10 par value per share  2,201,963 shares          $10.00         $22,019,630 (1)             $2,900
---------------------------------------- ------------------- -------------------- -------------------- ---------------------
   (1)    Estimated solely for the purpose of calculating the registration fee.
   (2)    Registration fee previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE
AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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PART II:      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Provisions in the Registrant's bylaws provide for indemnification of the Registrant's directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS).
Section 545.121 of the OTS regulations are described below.

       Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

       (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

              (i) Any amount for which that person becomes liable under a judgment in such action; and

              (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

       (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

              (i)    Final judgment on the merits is in his or her favor; or

              (ii)   In case of:

                     a.     Settlement,
                     b.     Final judgment against him or her, or
                     c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

       (c)    As used in this paragraph:

              (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

              (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

              (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

              (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of NOLO CONTENDERE.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                        Amount
                                                                                        ------
       *      Legal Fees and Expenses...........................................     $   190,000
       *      Accounting Fees and Expenses
              50,000
       *      Conversion Agent and Data Processing Fees.........................          10,000
       *      Marketing Agent Fees and Expenses, including attorney's fees (1)..         269,000
       *      Appraisal and Business Plan Fees and Expenses.....................          36,000
       *      Printing, Postage, Mailing and EDGAR..............................          75,000
       *      Filing Fees (OTS, Nasdaq and SEC).................................           9,600
       *      State "Blue Sky" Filing Fees......................................          10,000
       *      Other.............................................................          24,900
                                                                                     -----------
       *      Total ............................................................     $   674,500
                                                                                     ===========

----------------------------
*      Estimated
(1) First Federal Financial Services, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES

              Not Applicable.

ITEM 27.      EXHIBITS:

              The exhibits filed as part of this registration statement are as follows:

       (A)    LIST OF EXHIBITS



1.1 Engagement Letter between First Federal Financial Services, Inc. and Keefe, Bruyette & Woods, Inc.*
1.2 Form of Agency Agreement between First Federal Financial Services, Inc. and Keefe, Bruyette & Woods, Inc. **
2      Stock Issuance Plan*
3.1    Charter of First Federal Financial Services, Inc.*
3.2    Bylaws of First Federal Financial Services, Inc.*
4      Form of Common Stock Certificate of First Federal Financial Services,
       Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8      Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
8.1    Illinois State Tax Opinion of RSM McGladrey, Inc.**
10.1   Employee Stock Ownership Plan**
10.2   Description of Bonus Plan*
16     Letter on Change in Certifying Accountant
21     Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2   Consent of McGladrey & Pullen, LLP*
23.3   Consent of J. W. Boyle & Co., Ltd.*
23.4   Consent of Keller and Company*
23.5   Consent of RSM McGladrey, Inc. for Illinois Tax Opinion**
24     Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Federal Financial Services, Inc. and Keller & Company, Inc.*
99.2 Business Plan Agreement between First Federal Financial Services, Inc. and Keller & Company, Inc. *
99.3   Appraisal Report of Keller & Company, Inc.**,***
99.4   Letter of Keller & Company, Inc. with respect to Subscription Rights*
99.5   Marketing Materials**
99.6   Order and Acknowledgment Form**

---------------------------
*      Previously filed.
**     To be filed supplementally or by amendment.
***    Supporting financial schedules filed pursuant to Rule 202 of Regulation
       S-T.

ITEM 28.      UNDERTAKINGS

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information as the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement as the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

       (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Edwardsville, State of Illinois on March 26, 2004.


                                         FIRST FEDERAL FINANCIAL SERVICES, INC.


                                         By: /s/ Larry W. Mosby
                                             -----------------------------------
                                             Larry W. Mosby
                                             President, Chief Executive Officer
                                             and Director
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of First Federal Financial Services, Inc. (the "Company") hereby severally constitute and appoint Larry W. Mosby as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Larry W. Mosby may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Larry W. Mosby shall do or cause to be done by virtue thereof.

       In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.



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

            Signatures                               Title                           Date
            ----------                               -----                           ----


/s/ Larry W. Mosby                    President, Chief Executive                March 26, 2004
-------------------------------       Officer and Director (Principal
Larry W. Mosby                        Executive Officer)

/s/ Donald Engelke                    Vice President and Chief                  March 26, 2004
-------------------------------       Financial Officer (Principal
Donald Engelke                        Financial and Accounting Officer)

/s/ Joseph Helms                      Chairman of the Board                     March 26, 2004
-------------------------------
Joseph Helms

/s/ Nina Baird                        Director                                  March 26, 2004
-------------------------------
Nina Baird

/s/ Harry Gallatin                    Director                                  March 26, 2004
-------------------------------
Harry Gallatin
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



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


/s/ Dean Pletcher                     Director                                  March 26, 2004
-------------------------------
Dean Pletcher

/s/ Robert Richards                   Director                                  March 26, 2004
-------------------------------
Robert Richards

/s/ Joseph Stevens                    Director                                  March 26, 2004
-------------------------------
Joseph Stevens

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


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2004

                                                     REGISTRATION NO. 333-113615

================================================================================


                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------






                                    EXHIBITS
                                       TO
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2






                     FIRST FEDERAL FINANCIAL SERVICES, INC.
                             EDWARDSVILLE, ILLINOIS



================================================================================

                                  EXHIBIT INDEX



1.1 Engagement Letter between First Federal Financial Services, Inc. and Keefe, Bruyette & Woods, Inc.*
1.2 Form of Agency Agreement between First Federal Financial Services, Inc. and Keefe, Bruyette & Woods, Inc. **
2      Stock Issuance Plan*
3.1    Charter of First Federal Financial Services, Inc.*
3.2    Bylaws of First Federal Financial Services, Inc.*
4      Form of Common Stock Certificate of First Federal Financial Services,
       Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8      Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
8.1    Illinois State Tax Opinion of RSM McGladrey, Inc.**
10.1   Employee Stock Ownership Plan**
10.2   Description of Bonus Plan*
16     Letter on Change in Certifying Accountant
21     Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2   Consent of McGladrey & Pullen, LLP*
23.3   Consent of J. W. Boyle & Co., Ltd.*
23.4   Consent of Keller and Company*
23.5   Consent of RSM McGladrey, Inc. for Illinois Tax Opinion**
24     Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Federal Financial Services, Inc. and Keller & Company, Inc.*
99.2 Business Plan Agreement between First Federal Financial Services, Inc. and Keller & Company, Inc. *
99.3   Appraisal Report of Keller & Company, Inc.**,***
99.4   Letter of Keller & Company, Inc. with respect to Subscription Rights*
99.5   Marketing Materials**
99.6   Order and Acknowledgment Form**

----------------------------------

*      Previously filed.
**     To be filed supplementally or by amendment.
***    Supporting financial schedules filed pursuant to Rule 202 of Regulation
       S-T.